UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2006
Date of Report (Date of earliest event reported)

ORGANIC RECYCLING TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-30096	77-0454933
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 204 - 3970 E. Hastings Street
Burnaby, British Columbia, Canada	V5C 6C1
(Address of principal executive offices)	(Zip Code)

(604) 419-0430
Registrant's telephone number, including area code

EAPI ENTERTAINMENT, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 29, 2006, Weinberg & Company, P.A. (“Weinberg”) resigned from their position as the principal independent accountants of Organic Recycling Technologies Inc. (the “Company”). On April 5, 2006, the Company engaged Hawkins Accounting, Certified Public Accountant (“Hawkins”), as its principal independent accountants. The Company’s Board of Directors approved the engagement of Hawkins by written resolutions.

Weinberg’s reports on the consolidated financial statements as of and for the years ended September 30, 2004 and 2003 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles; however, each year-end report contained a modification paragraph that expressed substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and through March 29, 2006, there were no disagreements with Weinberg on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Weinberg, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. None of the reportable events set forth in Item 305(a)(1)(iv)(B) of Regulation S-B occurred within the Company’s two most recent fiscal years nor through March 29, 2006.

The Company has provided Weinberg with a copy of this disclosure and has requested that Weinberg furnish it with a letter addressed to the U.S. Securities and Exchange Commission (“SEC”) state whether or not they agree with the above statements, and if not, stating the respects in which they do not agree. A copy of the letter from Weinberg addressed to the SEC dated April 10, 2006 is filed as an exhibit to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description of Exhibit

16.1	Letter of Weinberg & Company, P.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC RECYCLING TECHNOLOGIES INC.

Date: April 6, 2006
	By:	/s/ Chad Burback

Chad Burback
Secretary and Director